Exhibit 3.1
BYLAWS OF

COUSINS PROPERTIES INCORPORATED
(Amended and Restated as of February 17, 2009)
Article I.

SHAREHOLDERS
     Section 1. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date and at such time as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 2:00 P.M. on the last day in April of each year, or, if such date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.
     Section 2. Special Meeting; Call and Notice of Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or upon written request of the holders of at least twenty-five percent (25%) of the outstanding common stock. Such meetings shall be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof. Written notice of each meeting of shareholders, stating the time and place of the meeting, and the purpose of any special meeting, shall be mailed to each shareholder entitled to vote at or to notice of such meeting at his address shown on the books of the Corporation not less than ten (10) nor more than sixty (60) days prior to such meeting unless such shareholder waives notice of the meeting. Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting, except that, with respect to a waiver of notice of a meeting at which (i) an amendment to the Articles of Incorporation; (ii) a plan of merger or share exchange; (iii) a sale of all or substantially all of the Corporation’s assets; or (iv) any other action which would entitle shareholders of the Corporation to dissent and obtain payment for his shares is considered, information as required by the Georgia Business Corporation Code must be delivered to the shareholder prior to his execution of the waiver of notice or the waiver itself must conspicuously and specifically waive the right to such information.
     Notice of any meeting may be given by the Chief Executive Officer, the Secretary, Assistant Secretary or by the person or persons calling such meeting. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting.
     Section 3. Quorum; Required Shareholder Vote. A quorum for the transaction of business at any annual or special meeting of shareholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by the vote of shares having a majority of the votes of shares represented at such meeting, until a quorum is present. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, except in the election of directors, which shall be by a plurality of votes cast, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.
     Section 4. Proxies. A shareholder may vote either in person or by a proxy in accordance with the Georgia Business Corporation Code. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy.
     Section 5. Action of Shareholders Without Meeting. Any action required to be, or which may be, taken at a meeting of the shareholders, may be taken without a meeting if written consent, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, except that information as required by the Georgia Business Corporation Code must be delivered to the shareholders prior to their execution of the consent or the consent must conspicuously and specifically waive the right to such information. Such consent shall have the same force and effect as a unanimous affirmative vote of the shareholders and shall be filed with the minutes of the proceedings of the shareholders.
     Section 6. Shareholder Proposals and Nominations.
          (a) Business at Annual Meetings of Shareholders.
     (i) Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Article I, Section 6(b) hereof) shall be conducted at an annual meeting of the shareholders as shall have been brought before the meeting (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) by or at the direction of the Board of Directors, or (C) by any shareholder of the Corporation who (1) was a shareholder of record at the time of giving of notice provided for in this Article I, Section 6(a) and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Article I, Section 6(a). For the avoidance of doubt, the foregoing clause (C) of this Article I, Section 6(a)(i) shall be the exclusive means for a shareholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) before an annual meeting of shareholders.

     (ii) For business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Article I, Section 6(b) hereof) to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form as described in Article I, Section 6(a)(iii) hereof to the Secretary of the Corporation and such business must otherwise be appropriate for shareholder action under the provisions of the Georgia Business Corporation Code. To be timely, a shareholder’s notice for such business must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such shareholder’s notice must be delivered by the later of (A) the tenth day following the day of the Public Announcement (as defined in Article I, Section 6(f) below) of the date of the annual meeting or (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.
     (iii) To be in proper written form, a shareholder’s notice to the Secretary of the Corporation shall set forth as to each matter of business the shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Corporation’s Articles of Incorporation or these Bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and address of the shareholder proposing such business, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing shareholder, and the name and address of any Shareholder Associated Person (as defined in Article I, Section 6(f) below) covered by clauses (C), (D), (F) and (G) below, (C) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such shareholder or by any Shareholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions (as defined in Article I, Section 6(f) below) directly or indirectly held or beneficially held by the shareholder or any Shareholder Associated Person, and whether and the extent to which a Hedging Transaction (as defined in Article, I Section 6(f) below) has been entered into by or on behalf of such shareholder or any Shareholder Associated Person, (D) a description of all arrangements or understandings between such shareholder or any Shareholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder, any Shareholder Associated Person or such other person or entity in such business, (E) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (F) any other information related to such shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such shareholder or Shareholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and (G) a representation as to whether such shareholder or any Shareholder Associated Person intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal or otherwise to solicit proxies from shareholders in support of the proposal. In addition, any shareholder who submits a notice pursuant to this Article I, Section 6(a) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Article I, Section 6(d) hereof.
     (iv) Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Article I, Section 6(b) hereof) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article I, Section 6(a). At an annual meeting, the chairman of the meeting shall determine, if the facts warrant, that business was not properly brought before the meeting and in accordance with the provisions prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.
          (b) Nominations at Annual Meetings of Shareholders.
     (i) Only persons who are nominated in accordance and compliance with the procedures set forth in this Article I, Section 6(b) shall be eligible for election to the Board of Directors at an annual meeting of shareholders.
     (ii) Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of shareholders only (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who (1) was a shareholder of record at the time of giving of notice provided for in this Article I, Section 6(b)(ii) and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Article I, Section 6(b)(ii). For the avoidance of doubt, clause (B) of this Article I, Section 6(b)(ii) shall be the exclusive means for a shareholder to make nominations of persons for election to the Board of Directors at an annual meeting of shareholders. Any nominations by shareholders at an annual meeting of shareholders shall be made pursuant to timely notice in proper written form as described in Article I, Section 6(b)(iii) hereof to the Secretary of the Corporation.

To be timely, a shareholder’s notice for the nomination of persons for election to the Board of Directors must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such shareholder’s notice must be delivered by the later of (C) the tenth day following the day of the Public Announcement of the date of the annual meeting or (D) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.
     (iii) To be in proper written form, a shareholder’s notice to the Secretary of the Corporation shall set forth (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director of the Corporation, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the person, (4) the date such shares were acquired and the investment intent of such acquisition and (5) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected); and (B) as to the shareholder giving the notice (1) the name and address of such shareholder, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing shareholder, and the name and address of any Shareholder Associated Person covered by clauses (2), (3), (5) and (6) below, (2) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such shareholder or by any Shareholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the shareholder or any Shareholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such shareholder or any Shareholder Associated Person, (3) a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between such shareholder or any Shareholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (4) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (5) any other information relating to such shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (6) a representation as to whether such shareholder or any Shareholder Associated Person intends to deliver a proxy statement or form of proxy to the holders of a sufficient number of the Corporation’s outstanding shares to elect each proposed nominee or otherwise to solicit proxies from shareholders in support of the nomination. In addition, any shareholder who submits a notice pursuant to this Article I, Section 6(b) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Article I, Section 6(d) hereof. At an annual meeting, the chairman of the meeting shall determine, if the facts warrant, that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded.
     (iv) Notwithstanding anything in the fourth sentence of Article I, Section 6(b)(ii) hereof to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by Article I, Section 6(b)(ii) hereof shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the Corporation.
     (c) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting provided by the Corporation pursuant to Article I, Section 2 hereof. Only persons who are nominated in accordance and compliance with the procedures set forth in this Article I, Section 6(c) shall be eligible for election to the Board of Directors at a special meeting of shareholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice of meeting provided by the Corporation pursuant to Article I, Section 2 hereof only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who (A) was a shareholder of record at the time of giving of notice provided for in this Article I, Section 6(c) and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in this Article I, Section 6(c). For the avoidance of doubt, the foregoing clause (ii) of this Article I, Section 6(c) shall be the exclusive means for a shareholder to propose nominations of persons for election to the

Board of Directors at a special meeting of shareholders. Any nominations by shareholders at a special meeting of shareholders shall be made pursuant to timely notice in proper written form as described in this Article I, Section 6(c) to the Secretary of the Corporation. To be timely, a shareholder’s notice for the nomination of persons for election to the Board of Directors must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which a Public Announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, deferral or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper written form, such shareholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Article I, Section 6(b)(iii) hereof. In addition, any shareholder who submits a notice pursuant to this Article I, Section 6(c) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Article I, Section 6(d) hereof. At a special meeting, the chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a proposal or nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective proposal or nomination shall be disregarded.
     (d) Update and Supplement of Shareholder’s Notice. Any shareholder who submits a notice of proposal for business or nomination for election pursuant to this Article I, Section 6 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting of shareholders and as of the date that is ten (10) business days prior to such meeting of the shareholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting of shareholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting of shareholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of shareholders or any adjournment or postponement thereof).
     (e) Requirements of Exchange Act. In addition to the foregoing provisions of this Article I, Section 6, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws regardless of the shareholder’s intent to utilize Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. Nothing in this Article I, Section 6 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended or (ii) of the holders of any series of preferred stock of the Corporation if and to the extent provided under law, the Articles of Incorporation or these Bylaws.
     (f) Definitions. For purposes of this Article I, Section 6, the term:
     (i) “Derivative Positions” means, with respect to a shareholder or any Shareholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such shareholder or any Shareholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;
     (ii) “Hedging Transaction” means, with respect to a shareholder or any Shareholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such shareholder or any Shareholder Associated Person with respect to the Corporation’s securities;
     (iii) “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (iv) “Shareholder Associated Person” of any shareholder means (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder or (C) any person directly or indirectly controlling, controlled by or under common control with such Shareholder Associated Person.
Article II.
DIRECTORS
     Section 1. Power of Directors. Subject to the Articles of Incorporation and these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors and those committees of the Board of Directors designated in Article II, Section 6 hereof.

     Section 2. Composition of the Board. The Board of Directors shall consist of not less than three (3) nor more than twelve (12) natural persons of the age of eighteen years or over but, if at least a majority of the outstanding shares of capital stock of the Corporation having the power to vote for the election of directors is owned of record by one shareholder, the Board of Directors may consist of only one director. The exact number of directors within the specified minimum and maximum shall be fixed by resolution of the directors from time to time or by resolution of the shareholders from time to time. Directors need not be residents of the State of Georgia or shareholders of the Corporation. At each annual meeting the shareholders shall elect the directors, who shall serve until their successors are elected and qualified; provided that the shareholders may, if the votes cast favoring the action exceed the votes cast opposing the action, increase or reduce the number of directors by amendment to the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. At any shareholders’ meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.
     Section 3. Meetings of the Board; Notice of Meetings; Waiver of Notice. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the Chief Executive Officer or by any two directors, and notice of the date, time and place of such meetings shall be given to each director at least two (2) days before the meeting. Any director may execute a waiver of notice, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia.
     Section 4. Quorum; Vote Requirement. A majority of the number of directors last fixed by the shareholders or the Board of Directors, as applicable, shall constitute a quorum for the transaction of business at any meeting. In no case shall less than two directors constitute a quorum, except that when a board consists of only one director as authorized in Article II, Section 2 hereof, then one director shall constitute a quorum. If a quorum is present when a vote is taken, the vote of a majority of the directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws.
     Section 5. Action of Board Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the directors or committee members and filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.

     Section 6. Committees. The Board of Directors, by resolution adopted by a majority of all of the directors, may designate from among its members an Executive Committee, and/or other committees (which may include, by way of example and not as a limitation, an Audit Committee and a Compensation, Succession, Nominating and Governance Committee or any combination thereof), each composed of at least one (1) director who shall elect from among themselves a committee chairman, unless such chairman has been appointed by the full Board of Directors, which may exercise such authority as is delegated by the Board of Directors, provided that no committee shall have the authority of the Board of Directors to (1) approve or propose to shareholders action which requires the approval of the shareholders of the Corporation, (2) fill vacancies on the Board of Directors or on any of its committees, (3) amend the Articles of Incorporation pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, except as otherwise provided by Section 14-2-825 of the Georgia Business Corporation Code, (4) adopt, amend or repeal the Bylaws of the Corporation, or (5) approve a plan of merger not requiring shareholder approval.
     Section 7. Vacancies. A vacancy occurring in the Board of Directors may be filled by the shareholders or by the Board of Directors or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of the remaining directors, or by the sole remaining director, as the case may be. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office, or if such vacancy occurs by reason of an amendment to these Bylaws increasing the number of directors, until the next election of directors by the shareholders and the election and qualification of the successor.
     Section 8. Telephone Conference Meetings. Unless the Articles of Incorporation otherwise provide, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.
     Section 9. Fees and Expenses. A fee and reimbursement for expenses for attendance at meetings of the Board of Directors or any committee thereof may be fixed by resolution of the Board of Directors.
Article III.
OFFICERS
     Section 1. Executive Structure of the Corporation. The officers of the Corporation shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary, one or more Assistant Secretaries and a Treasurer. In addition, the Board of Directors may elect such other officers or assistant officers including one or more Vice Chairmen of the Company, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each officer shall hold office for the term for which he has been elected or appointed and until his successor has been elected or appointed and has qualified, or until his earlier resignation, removal from office or death. Any two or more offices may be held by the same person. The Board of Directors, or any officer to whom the Board of Directors may delegate such authority, may also appoint such other officers as it or they may see fit, and may prescribe their respective duties.

     Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and the shareholders.
     Section 3. Chief Executive Officer. The Chief Executive Officer shall be in charge of the day-to-day affairs of the Corporation, subject to the direction of the Board of Directors. The Chief Executive Officer shall have responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the administration of the business affairs of the Corporation, and, in general, shall perform such other duties as are incident to the office of a chief executive officer, including those duties customarily performed by persons holding such office. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer shall preside over the meetings of the directors and of the shareholders at which the Chief Executive Officer shall be present.
     Section 4. President. The President shall perform such duties as are incident to the office of a president, including those duties customarily performed by persons holding such office, and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time. In the absence of a designation of a Chief Executive Officer by the Board of Directors, the President shall be the Chief Executive Officer.
     Section 5. Vice Chairman of the Company. There may be one or more Vice Chairmen of the Company, as the Board of Directors may from time to time elect. Each shall do and perform all acts and duties as may be assigned by or under the authority of the Board of Directors or the Chief Executive Officer.
     Section 6. Vice Presidents. There may be one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, as the Board of Directors may from time to time elect. Each shall do and perform all acts and duties as may be assigned by or under the authority of the Board of Directors or the Chief Executive Officer.
     Section 7. Secretary. The Secretary and one or more Assistant Secretaries shall keep the minutes of the proceedings of the shareholders and of the Board of Directors, and shall have custody of the seal of the Corporation.
     Section 8. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep regular records of accounts and balance the same each month. He shall sign such instruments as require his signature.
     Section 9. Other Duties and Authority. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon him by the Board of Directors or delegated to him by the Chairman of the Board of Directors or the Chief Executive Officer.
     Section 10. Removal of Officers. Any officer may be removed at any time by the Board of Directors and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

     Section 11. Compensation. The compensation of the officers shall be fixed from time to time in accordance with the charter of the Compensation, Succession, Nominating and Governance Committee (or any successor committee). No officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.
Article IV.
STOCK
     Section 1. Stock Certificates. The shares of stock of the Corporation may be represented by certificates in such form as may be approved by the Board of Directors. Any such certificate shall bear the name of the shareholder, the number of shares represented, the date of issue; shall be signed by the Chairman of the Board of Directors, the President, the Secretary or an Assistant Secretary of the Corporation; and may be sealed with the seal of the Corporation. No share certificate shall be issued until the consideration for the shares represented thereby has been fully paid.
     A facsimile of the seal of the Corporation may be used in connection with the share certificates of the Corporation. Facsimile signatures of the officers named in this Section may be used in connection with said certificates if the certificate is countersigned, either manually or by facsimile, by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In the event any officer whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued with the same effect as if such person was an officer at the date of issue.
     The Board of Directors may authorize the issue of some or all of the shares of stock of any or all of the Corporation’s classes or series without certificates (and in the holder’s name in book-entry form as applicable).
     Section 2. Transfer of Stock. Unless otherwise determined by the Board of Directors from time to time, shares of stock of the Corporation, whether in certificated or uncertificated form, shall be transferred only on the books of the Corporation. Certificated shares shall be transferred upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or his duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of certificated or uncertificated shares of stock, including by electronic transmission, and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate or as may be required by any transfer agent or registrar designated by the Board of Directors.

     Section 3. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and registrars of stock of the Corporation whether in certificated or uncertificated form; and, upon such appointments being made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.
     Section 4. Registered Shareholders. The Corporation may deem and treat the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.
     Section 5. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.
Article V.
DEPOSITORIES, SIGNATURES AND SEAL
     Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, other financial institutions or depositories as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders upon appropriate direction on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.
     Section 2. Contracts and Deeds. All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the Chief Executive Officer or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.
     Section 3. Seal. The seal of the Corporation shall be as follows:
     The seal may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.
Article VI.
INDEMNITY
     Section 1. Directors. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any action by or in the right of the Corporation), by reason of the fact that he is or was a director of the Corporation or who while a director of the Corporation was serving at the Corporation’s request as a director, officer, partner, agent or employee of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding; provided, that a director of the Corporation shall not be so indemnified for such judgments, fines, amounts paid in settlement or expenses incurred in any such proceeding in which the director is adjudged liable to the Corporation: (a) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (b) for acts or omissions which involve intentional misconduct or a knowing violation of law; (c) for the types of liability for unlawful distributions and dividends as set forth in Section 14-2-832 of the Georgia Business Corporation Code; or (d) for any transaction from which the director derives an improper personal benefit. Expenses incurred by any director indemnified hereunder in defending any such action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of the written affirmation of such director’s good faith belief that he has met the standards of conduct required hereunder.
     Section 2. Officers, Agents and Employees. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including any action by or in the right of the Corporation), by reason of the fact that he is or was an officer, agent or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, agent or employee of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the maximum extent permitted from time to time by, and in the manner provided from time to time by, the Georgia Business Corporation Code. Expenses incurred by any person who may be indemnified hereunder in defending any action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.
     Section 3. Determination. Upon receipt of a claim for indemnification hereunder, the Corporation shall cause a determination to be made in accordance with applicable law and this Bylaw as to whether the claimant has met the applicable standard of conduct, and the Corporation shall pay the claim to the extent that the determination is favorable to the person making the claim. Each person who shall act as a director, officer, employee or agent of the Corporation or, at the request of the Corporation, as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, shall be deemed to be doing so in reliance upon the right of indemnification provided for in this Article VI, and this Article VI constitutes a contract between the Corporation and each of the persons from time to time entitled to indemnification hereunder that may not be modified without the consent of such persons as to occurrences prior to notice to such persons of such modification.

Article VII.
AMENDMENT OF BYLAWS
     The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed and new bylaws adopted by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Action by the directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the directors then in office. Action by the shareholders with respect to the Bylaws shall be taken if the votes cast in favor of the action exceed the votes cast opposing the action.

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